Exhibit 10.23

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING THIS WARRANT UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ELECTROCORE, LLC

WARRANT TO PURCHASE UNITS

Original Issue Date: [                    ]

FOR VALUE RECEIVED, ELECTROCORE, LLC, having an address at 150 Allen Road 51, Basking Ridge, NJ 07920, a Delaware limited liability company (the “Company”), hereby certifies that [                ], or its registered transferees, successors or assigns (each person or entity holding all or part of this Warrant being referred to as a “Holder”), is the registered holder of this warrant (the “Warrant”) to subscribe for and purchase the number of Series A Preferred Units of the Company in an amount equal to the Warrant Units (as herein defined) at a purchase price per unit equal to the Warrant Price, on or before, 5:00 P.M., Eastern Time, on [                ] (the “Expiration Date”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used in this Warrant, the term “Business Day” means any day other than a Saturday or Sunday on which commercial banks located in New Jersey are open for the general transaction of business.

The Company and Holder hereby agree as follows:

Article 1. Definitions. For purposes of this Warrant, the following terms shall have the following definitions:

1.1 “GAAP” means generally accepted accounting principles as in effect in the United States on the date hereof, consistently applied.

1.2 “Warrant Coverage Amount” means $        .

1.3 “Warrant Price” means $        .

1.4 “Warrant Units” means [                    ]Series A Preferred Units of the Company (the number of units of the Company equal to the quotient obtained by dividing the Warrant Coverage Amount by the Warrant Price).

Article 2. Exercise.

2.1 Method of Exercise; Payment; Issuance of New Warrant.

(a) Subject to the provisions hereof, the Holder may exercise this Warrant, in whole or part and from time to time, by the surrender of this Warrant (together with the Notice of Exercise attached hereto as Appendix A duly executed and completed) at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day (the date of surrender may hereinafter be referred to as an “Exercise Date”).

(b) On the Exercise Date, the Holder shall deliver to the Company payment by the Holder in cash, certified check payable to the Company or wire transfer of immediately available funds to an account designated to the Holder by the Company of an amount equal to the Warrant Price multiplied by the number of Warrant Units for which this Warrant is then being exercised. The Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Warrant Units as of the close of business on the date on which the Holder shall have delivered such payment to the Company.

(c) In the event of any exercise of the rights represented by this Warrant, certificates for the whole number of Warrant Units so purchased shall be delivered to the Holder (or such other person or persons as directed by the Holder) as promptly as is reasonably practicable after the applicable Exercise Date, at the Company’s expense, and, unless this Warrant has been fully exercised, a new Warrant (in the same form as this Warrant) representing the unexercised portion of this Warrant, shall also be issued to the Holder as soon as reasonably practicable thereafter.

(d) As a precondition to any exercise of the rights represented by this Warrant, the Holder must, unless waived by the Company, execute and become a party to any operating agreement, stockholder agreement, voting agreement, right of first refusal and co-sale agreement and all other agreements between or among the Company and its equity holders then in effect.

Article 3. Reservation of Units; Units Fully Paid; Listing. Upon receipt of a Notice to Exercise (or reasonably in advance of such notice if the holder indicates an intent to exercise this Warrant), the Company shall take all necessary action to amend its Operating Agreement to ensure that a sufficient number of units are reserved, to provide for the exercise of the rights of purchase represented by this Warrant in compliance with its terms.

Article 4. Adjustments and Distributions. The number and kind of units purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

4.1 Splits, Dividends and Subdivisions. If the Company shall at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its units (other than tax distributions), subdivide its outstanding units into a greater number of units or combine its outstanding units into a smaller number of units, then the number of Warrant Units purchasable upon exercise of this Warrant in effect immediately prior to the date upon which such change shall become effective, and the applicable Warrant Price, shall be proportionally adjusted by the Company so that the Holder thereafter exercising this Warrant shall be entitled to receive the number of units which the Holder would have received if this Warrant had been fully exercised immediately prior to such event at a proportionate exercise price. Such adjustments shall be made successively whenever any event listed above shall occur.

4.2 Recapitalization, reclassification, conversion or reorganization. If any recapitalization, reclassification, conversion or reorganization of the Membership Interests of the Company (other than a subdivision or combination as provided for in Section 4.1 above) shall be effected in such a manner (including, without limitation, in connection with a consolidation or merger in which the Company is the continuing entity) that holders of Membership Interests shall be entitled to receive units, securities, or other assets or property (a “Reorganization”), then, as a condition of such Reorganization, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the units of the Company immediately theretofore purchasable and receivable upon he exercise of the rights represented hereby) such units, securities or other assets or properly as may be issued or payable with respect to or in exchange for a number of outstanding units equal to the number of units immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby in the Reorganization, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of Warrant Units) shall thereafter be applicable, in relation to any units, securities or assets thereafter deliverable upon the exercise hereof. The provisions of this Section 4.2 shall similarly apply to successive Reorganizations.

4.3 Consolidation or Merger. If any consolidation or merger of the Company with another entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity shall be effected where the consideration for such consolidation or merger is entirely Membership Interests (i.e., it is a unit for unit transfer), then, as a condition of such consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Units immediately theretofore issuable upon exercise of this Warrant, such units, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Units equal to the number of Warrant Units immediately theretofore issuable upon exercise of this Warrant, had such consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price and of the number of Warrant Units) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any units, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger, or the entity purchasing or otherwise acquiring such assets or other appropriate entity shall assume the obligation to deliver to the Holder such units, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 4.3 shall similarly apply to successive consolidations, mergers, sales, transfers or other dispositions.

4.4 Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Membership Interests of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 4.1 hereof), or any other distribution not covered by the foregoing provisions, the Company shall mail to the Holder, at least ten (10) days prior to such payment date, a notice specifying the date on which any such record is to be taken for the purpose of such distribution and the Holder shall be entitled, upon exercise of this Warrant, to receive from the Company its pro rata share of any such distribution such that the Holder receives, upon exercise of this Warrant, the same type and amount of property which such Holder would have received if such Holder had exercised this Warrant immediately prior to such distribution or the date the Company shall take a record of the holders of its units for purposes of such distribution, as applicable, and, from and after the date of such distribution, the Company shall hold and set aside (or cause to be held and set aside in a commercially reasonable manner), for so long as this Warrant shall remain outstanding, an amount of such property equal to the Holder’s pro rata portion thereof for distribution to the Holder pursuant hereto.

4.5 Other Securities. In the event that, as a result of an adjustment made pursuant to this Article 4, the Holder shall become entitled to receive any securities of the Company other than units, the number of such other units so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Units contained in this Warrant.

4.6 Notice of Adjustments. With each adjustment pursuant to this Article 4 the Company shall deliver a certificate setting forth in reasonable detail the adjustment, the method by which such adjustment was calculated, the Warrant Price and the number of Warrant Units purchasable hereunder after giving effect to such adjustment.

4.7 Acquisition. Notwithstanding anything in this Warrant to the contrary, prior to the closing of any Acquisition, the Company shall provide Holder with reasonable prior written notice of such closing to enable Holder to exercise this Warrant and participate in the Acquisition on the same terms as other holders of the same class of securities of the Company. Upon such closing, unless the acquiror agrees to assume the obligations under this Warrant, the unexercised portion of this Warrant shall immediately terminate and expire. For the purpose of this warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company or of any material medical indication, (b) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction, or (c) the liquidation, dissolution, or winding up of the Company. For the avoidance of doubt, the term “Acquisition” shall not include a bona fide equity financing or series of financings solely for capital raising purposes.

Article 5. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Units, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable assurance or bond with respect thereto, if requested by the Company.

Article 6. Fractional Units. No fractional units shall be issued in connection with any exercise hereunder, and in lieu of any such fractional units the Company shall make a cash payment therefor to the Holder (or such other person or persons as directed by the Holder) based on the Fair Market Value of a Warrant Unit on the date of exercise of this Warrant.

Article 7. Compliance with Securities Act and Legends. The Holder, by acceptance hereof, agrees that this Warrant and the units to be issued upon exercise hereof, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any units to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, as amended (the “Act”), or any state’s securities laws. All units upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with the legends required by applicable state and federal securities laws in the opinion of counsel to the Company.

Article 8. No Rights as a Member. Except as expressly provided in this Warrant, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of units or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a member of the Company or any right to vote for the election of the directors or their equivalent or upon any matter submitted to members at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Units purchasable upon the exercise hereof shall have become deliverable. as provided herein.

Article 9. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

Article 10. Notices. All notices and other communications given or made pursuant to this Warrant shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address set forth herein, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section.

Article 11. Descriptive Headings. The descriptive headings contained in this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Article 12. Governing Law; Consent to Jurisdiction. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof. Any legal action, suit or proceeding arising out of or relating to this Warrant, or the transactions contemplated hereby, shall only be instituted, heard and adjudicated (excluding appeals) in a federal court located in the State of New Jersey, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding. Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant except as otherwise required by law.

Article 13. Acceptance. Receipt of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

Article 14. No Impairment of Rights. The Company shall not, by amendment of its Operating Agreement or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment.

Article 15. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Warrant shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions o this Warrant shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized as of the date first above written.

COMPANY:

ELECTROCORE, LLC

By:
Name:
Title:

Acknowledged and Agreed:

[ ]

By:
Name:
Title:
Address:

APPENDIX A

NOTICE OF EXERCISE

To: ElectroCore, LLC (“Company”)

1. The undersigned hereby elects to purchase             of the outstanding Series A Preferred Units of COMPANY pursuant to the terms of the attached Warrant.

2. Such Units should be registered in the name or names as are specified below:

[TO BE COMPLETED]

By:
Name:
Title:
Date:

3. Please issue a new Warrant of equivalent form and tenor for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

[TO BE COMPLETED]

By:
Name:
Title:
Date: